EXHIBIT 24
FORM
OF
POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Nicholas J. Chulos, Michael D. Ebner, Sharon K. Brantley, and Andrea L. Stangl of Old National Bancorp (the "Company"), each of them in their Corporate capacities with the Company and each of them acting and signing alone and with the power to appoint his or her substitute, the undersigned's true and lawful attorney-in-fact to:

     (1)	Prepare and execute, and submit and file with the United States
	Securities and Exchange Commission ("SEC") and any stock or national securities
	exchange on which the Company's securities are listed, for and on behalf
	of the undersigned, any and all Forms 3, 4 and 5 in accordance with
	Section 16 of the Securities Exchange Act of 1934 and the rules and
	regulations thereunder and any and all Forms 144 in accordance with Rule 144
	under the Securities Act of 1933 with respect to any security of the Company,
	and including any and all amendments relating to such Forms;

     (2)	Take any and all other actions for and on behalf of the undersigned
	that any above attorney-in-fact may deem necessary or desirable in connection
	with any and all such Forms 3, 4, 5 and 144; and

     (3)	Obtain, as the undersigned's representative and on the undersigned's
	behalf, information regarding transactions in the Company's securities
	from any third party, including but not limited to, any brokers, dealers,
	employee benefit plan administrators and trustees, and the undersigned
	hereby authorizes any such third party to release any such information
	to any above attorney-in-fact.

	The undersigned acknowledges that any Form 3, 4, 5 or 144 prepared, executed or filed by any above attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary or appropriate.

	The undersigned hereby grants to each above attorney-in-fact full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in -fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the requirements of the
Securities Exchange Act of 1934, the Securities Act of 1933 or any of the rules and regulations promulgated thereunder or any liability of the undersigned for any failure to comply with such requirements.

	This Power of Attorney shall remain in full force and effect until the earliest of the following has occurred: (1) the undersigned is no longer required to file Forms 3, 4, 5 and 144 with the SEC with respect to the undersigned's holdings of and transactions in securities of the Company,
(2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (3) as to any attorney-in-fact individually, such attorney-in-fact is no longer employed by the Company.

	This Power of Attorney revokes all previous powers of attorney with respect to the same or similar matters contemplated hereby.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of May, 2024.

Signature:  /S/ CARRIE S. GOLDFEDER
Print Name:     CARRIE S. GOLDFEDER